UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/10/2007

NATCO GROUP INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15603

DE	222906892
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of principal executive offices, including zip code)

713-683-9292
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2007, Herbert S. Winokur, Jr., a director of NATCO Group Inc., retired from the Board after 18 years of service.

On May 9, 2007, the Governance, Nominating & Compensation Committee of the Board of Directors approved a salary increase for Bradley P. Farnsworth, Senior Vice President and Chief Financial Officer of the Company, to $255,000 per year.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 10, 2007, the Board of Directors approved amendments to the Bylaws of the Company and adopted Amended and Restated Bylaws in the form attached to this report as Exhibit 3.1, which bylaws are incorporated into this report by this reference. The amendments (1) update the Bylaws to permit the holding of stockholder meetings and adjournments of such meetings using remote communications, (2) change the officer who may call, provide notice of or preside at regular or special meetings of stockholders from the President to the CEO, (3) permit notice of meetings to provide for remote communications and to be provided electronically, (4) address access to stockholder lists for meetings held by remote communication, (5) provide for the Board size to range from 6 to 10 members as set by resolution of the Board, (6) permit any form of written notice for calling a special meeting of the Board (including electronic transmission), (7) clarify the powers of the CEO and President, respectively, (8) add the CEO to the list of officers who are authorized to sign stock certificates of the Company and (9) define what is meant to be included in the term electronic transmission. The Board also adopted a resolution setting the current size of the Board at seven.

Item 9.01.    Financial Statements and Exhibits

Exhibit 3.1 - Amended and Restated Bylaws Adopted May 10, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: May 11, 2007	By:	/s/ Bradley P. Farnsworth
Bradley P. Farnsworth
Senior VP and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws Adopted May 10, 2007